                                                                    EXHIBIT 10.9




                              STOCK PUT AGREEMENT


       THIS STOCK PUT AGREEMENT (this "Agreement") is made as of the 30th day of September, 1996 (the "Effective Date"), by and between Exsorbet Industries, Inc., an Idaho corporation ("Exsorbet") and American Physicians Service Group, Inc., a Texas corporation ("APS").

                                   RECITALS:

       WHEREAS, APS has purchased 1,200,000 shares of the common stock of Exsorbet; and

       WHEREAS, Exsorbet desires to allow APS to cause Exsorbet, at APS' option for a period of sixty (60) days, to purchase APS' holdings of Exsorbet stock;

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

       1. Shares Subject to this Agreement. The shares subject to this Agreement are up to 1,200,000 shares of the outstanding common stock of Exsorbet held by APS, including any increases, decreases or substitutions therefor which occur after the date hereof as a result of any change (through recapitalization, merger, consolidation, stock dividend, stock split, combination, reverse stock split or exchange of shares or otherwise) in the character or amount of such shares prior to the exercise by APS of its rights hereunder.

       2. Option to Sell. Exsorbet irrevocably and unconditionally grants to APS the right, privilege and option to sell to Exsorbet and Exsorbet hereby irrevocably and unconditionally agrees to purchase, the Shares, for the price and on the terms provided herein. This option can be exercised by APS notifying Exsorbet in writing of the intent to exercise the option, in which case Exsorbet will have ten (10) days to complete the purchase as required herein. In the event the parties cannot agree on a time and place for a closing of the purchase, the closing will occur at the offices of APS in Austin, Texas, at 1:00 p.m. Austin time on the tenth day after APS has given notice of exercise to Exsorbet.

       3. Purchase Price and Payment. The total purchase price to be paid by Exsorbet for all the Shares is $3,300,000, or $2.75 per share for purchase of a portion of the Shares. The total purchase price shall be paid at closing in cash or certified funds or by execution and delivery by Exsorbet of a promissory note (the "Note") payable to the order of APS in the original principal amount of the purchase price in the form of Exhibit-A hereto. In the event Exsorbet elects to pay for the Shares by execution and delivery of the Note, APS shall be entitled to retain a first- lien, perfected security interest in and to the Shares (in addition to whatever other collateral may be used to secure Exsorbet's obligations hereunder as contemplated in Section 5 below) and APS shall be entitled to retain possession of the certificates evidencing the Shares to perfect such security interest. In the event the purchase price is paid in cash or certified funds, or upon payment in full of the Note and all interest due thereon, APS shall deliver to Exsorbet all certificates representing the Shares sold, duly endorsed to Exsorbet.

       4. Assignment. This option and the rights granted under this Agreement may be transferred or assigned by APS to any affiliate or subsidiary of APS. Otherwise, the rights and obligations of the parties under this Agreement may not be assigned or transferred without the express prior written consent of the other party.

       5. Obligations of Exsorbet Secured. The obligations of Exsorbet under and pursuant to this Agreement shall be secured by that certain Assignment and Security Agreement of even date herewith pursuant to which Exsorbet grants a security interest in certain collateral to APS to secure Exsorbet's obligations under this Agreement. In addition, the obligations of Exsorbet under and pursuant to this Agreement are further guaranteed by the payment and performance guarantees of each of Exsorbet's subsidiaries.

       6. Insufficient Surplus. In connection with the purchase of any Shares by Exsorbet pursuant to this Agreement, if the surplus of Exsorbet shall prove to be insufficient under then existing laws to allow Exsorbet to purchase all the Shares which APS then elects to sell to Exsorbet, Exsorbet shall, within sixty (60) days of receipt of APS's written notice of intent to exercise their option to sell Shares hereunder, take such action, execute such instruments, and otherwise do whatever may be necessary to increase its surplus to an amount sufficient to authorize the purchase of such Shares, including but not limited to, one or more of the following:

              (a) a recapitalization of Exsorbet so as to reduce its capital and increase its surplus;

              (b) a reappraisal of the assets of Exsorbet including goodwill, if any, to reflect the market value of such assets on the books of Exsorbet in the event such value exceeds the book value thereof, so as to increase such surplus; or

              (c)    any and all other means or procedures as permitted by law.

       7. Notices. All notices required to be given hereunder shall be deemed to be duly given by personally delivering such notice or by mailing it certified mail to all parties hereto at the following address:


       Exsorbet:            Exsorbet Industries, Inc.
                            1401 South Waldron, Suite 201
                            Fort Smith, Arkansas 72903
                            Attn: Charles E. Chunn, Jr.

       APS:                 American Physicians Service Group, Inc.
                            1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
                            Attn: President

       The foregoing addresses may be changed by providing written notice of such change of address by certified mail to the other parties to this Agreement.

       8. Exercise of Option. This option shall be exercisable at any time or times until sixty (60) days after the Effective Date. Upon expiration of this time period, if APS has not exercised its rights hereunder, Exsorbet shall pay APS $60,000 within five (5) days after the expiration of such sixty (60) day period.

       9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Exsorbet may not assign this Agreement or any of its rights or obligations hereunder without the prior express written consent of APS.

       10. Governing Law. This Agreement shall be interpreted under the laws of the State of Texas, and all obligations created hereunder are performable in Travis County, Texas.

       11. Further Assurances. All parties hereto agree to perform any further acts and to execute and deliver any further documents which may be reasonably necessary or convenient to carry out the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this agreement in multiple counterparts in Austin, Texas on the day and year first above written.


       EXSORBET:                  EXSORBET INDUSTRIES, INC.

                                  By: /s/ James Connors
                                      ----------------------------------------

                                  Printed Name: James Connors
                                                ------------------------------

                                  Title: Executive Vice President
                                         -------------------------------------


       APS:                       AMERICAN PHYSICIANS SERVICE GROUP, INC.



                                  By: /s/ Duane K. Boyd, Jr.
                                      ----------------------------------------

                                  Printed Name: Duane K. Boyd, Jr.
                                                ------------------------------

                                  Title: President
                                         -------------------------------------

                                PROMISSORY NOTE
Austin, Texas                                                            , 1996
                                                       ------------------

       FOR VALUE RECEIVED, the undersigned, EXSORBET INDUSTRIES, INC., an Idaho corporation, ("Maker") promises to pay to the order of AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation ("Payee"), at 1301 Capital of Texas Hwy., Suite C-300, Austin, Texas, 78746 ("Payee's Address"), the principal amount of Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) (the "Principal Amount"), or such less amount as may be outstanding from time to time, together with interest on the unpaid balance of such amount as provided herein, in lawful money of the United States of America, in accordance with all the terms, conditions, and covenants of this Note and the Transaction Documents identified below.

       1. PAYMENT. The principal balance of this Note and all accrued and unpaid interest is payable on or before October 1, 1997 (the "Maturity Date").

       2. TRANSACTION DOCUMENTS AND COLLATERAL. This Note is executed and delivered by Maker pursuant to the terms of the Stock Put Agreement dated September 30, 1996, executed by and between among Maker and Payee (the "Stock Put Agreement"), and this Note evidences Maker's indebtedness owing by Maker to Payee under the terms of such Stock Put Agreement. This Note is secured by, inter alia, the following: the Assignment and Security Agreement dated September 30, 1996, executed by Maker as debtor and Payee as Secured Party (the "Assignment"). This Note, the Stock Put Agreement, the Assignment, and all other documents evidencing, securing, governing, guaranteeing, and/or pertaining to this Note, including but not limited to those documents described above, are sometimes collectively referred to as the "Transaction Documents". Payee and any subsequent owner or holder of this Note is entitled to the benefits and security provided in the Transaction Documents.

       3.     INTEREST PROVISIONS.

              (a) Rate. The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest at a fixed rate per annum equal to fifteen and 75/100 percent (15.75%) (the "Note Rate"), but never greater than the "Maximum Lawful Rate", as that term is defined in this Note.

              (b) Maximum Lawful Interest. The term "Maximum Lawful Rate" means the maximum rate of interest, and the term "Maximum Lawful Amount" means the maximum amount of interest that are permissible under applicable state or federal law for the type of loan evidenced by this Note and the other Transaction Documents. If Article 1.04 of the Texas Credit Code is applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the "Indicated (Weekly) Ceiling" (as defined as Article 1.04(a)(1) of the Texas Credit Code) shall be the Interest Rate Ceiling applicable to this Note and shall be the basis for determining the Maximum Lawful Rate in effect from time to time during the term of this Note, unless a different Interest Rate Ceiling is designated on the first page of this Note. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing Interest Rate Ceiling shall not be applicable to this Note. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Lawful Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.





                                 EXHIBIT  A
                                 Page 1 of 5           Exsorbet Industries, Inc.

              (c) Spreading of Interest. Because of the possibility of irregular periodic balances of principal and premature payment, the total interest that will accrue under this Note cannot be determined in advance. Payee does not intend to contract for, charge, or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Payee and Maker agree that all amounts of interest, whenever contracted for, charged, or received by Payee, with respect to the loan of money evidenced by this Note, shall be spread, prorated, or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this
Note is made by Payee prior to the full stated term, the total amount of interest contracted for, charged, or received to the time of such demand shall be spread, prorated, or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

              (d) Excess Interest. At maturity (whether by acceleration or otherwise) or on earlier final payment of this Note, Payee shall compute the total amount of interest that has been contracted for, charged, or received by Payee or payable by Maker under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged, or received by Payee. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by Payee or payable by Maker exceeds the Maximum Lawful Amount, then Payee shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Maker. This provision concerning the crediting or refund or excess interest shall control and take precedence over all other agreements between Maker and Payee so that under no circumstances shall the total interest contracted for, charged, or received by Payee exceed the Maximum Lawful Amount.

              (e) Interest After Default. At Payee's option, the unpaid principal balance shall bear interest after maturity (whether by acceleration or otherwise) at the "Default Interest Rate." The Default Interest Rate shall be, at Payee's option, (i) the Maximum Lawful Rate, if such Maximum Lawful Rate is established by applicable law; or (ii) the Note Rate plus five (5) percentage points, if no Maximum Lawful Rate is established by applicable law; or (iii) eighteen percent (18%) per annum; or (iv) such lesser rate of interest as Payee in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged, or received by Payee to exceed the Maximum Lawful Amount.

              (f) Daily Computation of Interest. To the extent permitted by applicable law, Payee at its option may either (i) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or (ii) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be). If this Note calls for monthly payments, Payee at its option may determine the payment amount based on the assumption that each year has only 360 days and each month has 30 days. In no event shall Payee compute the interest in a manner that would cause Payee to contract for, charge, or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.





                                 EXHIBIT  A
                                 Page 2 of 5           Exsorbet Industries, Inc.

       4.     DEFAULT PROVISIONS.

              (a) Events of Default and Acceleration of Maturity. Maker agrees that an event of default shall exist under this Note and the other Transaction Documents if: (i) Maker defaults in the payment of any installment of principal, interest, or any other sum required to be paid under the terms of this Note or any of the Transaction Documents; or (ii) there is a default in the performance of any covenant, condition, or agreement contained in this Note or any of the Transaction Documents, or an event of default or default otherwise occurs or exists under any of the other Transaction Documents; or
(iii) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise. Maker agrees that if an event of default occurs, Payee may, without notice or demand, except as otherwise required by statute or otherwise specifically provided in this Note or any of the other Transaction Documents, accelerate the maturity of this Note and declare the entire unpaid principal balance and all accrued interest at once due and payable, foreclose all liens and security interests securing this Note, and exercise all other rights and remedies Payee may have under this Note and the other Transaction Documents, including any one or more of the foregoing remedies.

              (b) WAIVER BY MAKER. MAKER AND ALL OTHER PARTIES LIABLE FOR THIS NOTE WAIVE DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND DILIGENCE IN COLLECTION. EACH MAKER, SURETY, ENDORSER, AND GUARANTOR OF THIS NOTE WAIVES AND AGREES TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME, AND ANY PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER OF THIS NOTE. EACH MAKER, SURETY, ENDORSER, AND GUARANTOR WAIVES NOTICE OF ANY AND ALL RENEWALS, EXTENSIONS, REARRANGEMENTS, AND MODIFICATIONS OF THIS NOTE.

              (c) Non-Waiver by Payee. Any previous extension of time, forbearance, failure to pursue some remedy, acceptance of late payments, or acceptance of partial payment by Payee, before or after maturity, does not constitute a waiver by Payee of its subsequent right to strictly enforce the collection of this Note according to its terms.

              (d) Remedies. Payee shall not be required to first file suit, exhaust all remedies, or enforce its rights against any security in order to enforce payment of this Note. The rights, remedies, and recourses of Payee, as provided in this Note and in any of the other Transaction Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Payee.

              (e) Joint and Several Liability. Each Maker who signs this Note, and all of the other parties liable for the payment of this Note, such as guarantors, endorsers, and sureties, are jointly and severally liable for the payment of this Note.

              (f) Attorney's Fees. If Payee requires the services of an attorney to enforce the payment of this Note or the performance of the other Transaction Documents, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Maker agrees to pay Payee an amount equal to its reasonable attorney's fees and other collection costs.
This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney's fees.





                                 EXHIBIT  A
                                 Page 3 of 5          Exsorbet Industries, Inc.

       5.     MISCELLANEOUS PROVISIONS.

              (a) Subsequent Holder. All references to Payee in this Note shall also refer to any subsequent owner or holder of this Note by transfer, assignment, endorsement, or otherwise.

              (b) Transfer. Maker acknowledges and agrees that Payee may transfer this Note or partial interests in the Note to one or more transferees or participants. Maker authorizes Payee to disseminate any information it has pertaining to the indebtedness evidenced by this Note, including, without limitation, credit information on Maker and any guarantor of this Note, to any such transferee or participant or prospective transferee or participant.

              (c) Other Parties Liable. All promises, waivers, agreements, and conditions applicable to Maker shall likewise be applicable to and binding upon any other parties primarily or secondarily liable for the payment of this Note, including all guarantors, endorsers, and sureties.

              (d) Payment in U.S. Dollars. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Maker. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

              (e) Payment on Business Days. The term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment.

              (d) Successors and Assigns. The provisions of this Note shall be binding upon and for the benefit of the successors, assigns, heirs, executors, and administrators of Payee and Maker.

              (e) No Duty or Special Relationship. Maker acknowledges that Payee has no duty of good faith to Maker, and Maker acknowledges that no fiduciary, trust, or other special relationship exists between Payee and Maker. If Payee and Maker are now engaged in or in the future engage in other business transactions, such other business transactions are independent of this Note and the indebtedness evidenced hereby and of the promises and covenants made by Maker in this Note, and vice versa.

              (f) Modifications. Any modifications agreed to by Payee relating to the release of liability of any of the parties primarily or secondarily liable for the payment of this Note, or relating to the release, substitution, or subordination of all or part of the security for this Note, shall in no way constitute a release of liability with respect to the other parties or security not covered by such modification.

              (g) Entire Agreement. Maker warrants and represents that the Transaction Documents constitute the entire agreement between Maker and Payee with respect to the indebtedness evidenced by this Note and agrees that no modification, amendment, or additional





                                 EXHIBIT  A
                                 Page 4 of 5           Exsorbet Industries, Inc.

agreement with respect to such indebtedness will be valid and enforceable unless made in writing signed by both Maker and Payee.

              (h) Maker's Address for Notice. All notices required to be sent by Payee to Maker shall be sent by U.S. Mail, postage prepaid, to Maker's Address stated next to Maker's signature below, until Payee shall receive written notification from Maker of a new address for notice.

              (i) Payee's Address for Payment. All sums payable by Maker to Payee shall be paid at Payee's Address stated on the first page of this Note, or at such other address as Payee shall designate from time to time.

              (j) Chapter 15 Not Applicable. It is understood that Chapter 15 of the Texas Credit Code relating to certain revolving credit loan accounts and tri-party accounts is not applicable to this Note.

              (k) APPLICABLE LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN TEXAS.

       EXECUTED this           day of                    , 1996.
                     ---------        -------------------


                                           MAKER:

                                           EXSORBET INDUSTRIES, INC.
                                           (an Idaho corporation)



                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------





                                 EXHIBIT  A
                                 Page 5 of 5           Exsorbet Industries, Inc.